SEC Standardized Total Returns

Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual

Total Return = ((ERV divided by P) 1/n) - 1

      Total Return = ((ERV - P) divided by P

WHERE: ERV = Ending redeemable value of a hypothetical $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period thereof.)

       P = a hypothetical initial investment of $1,000

       N = number of years

The following table lists the information used to calculate the standardized average annual total return and total return for First Investors High Yield Fund, Inc. (Class A shares) as of December 31, 1997.


-------------------------------------------------------------------------------
                                                    AVE. ANNUAL      TOTAL
               ERV            P           N            TOTAL         RETURN
                                                       RETURN
-------------------------------------------------------------------------------
1 year:     $1,048.50      $1,000.00     1.00           4.85%          4.85%

5 years:    $1,653.10      $1,000.00     5.00          10.58%         65.31%

10 years:   $2,289.20      $1,000.00    10.00           8.63%        128.92%
-------------------------------------------------------------------------------

NAV Only Total Returns -- Classs A Shares

Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual

Total Return = ((ERV divided by P) 1/n) - 1

      Total Return = ((ERV - P) divided by P

WHERE: ERV = Ending redeemable value of a hypothetical $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period thereof.)

       P = a hypothetical initial investment of $1,000

       N = number of years

The following table lists the information used to calculate the standardized average annual total return and total return for First Investors High Yield Fund, Inc. (Class A shares) as of December 31, 1997.


-------------------------------------------------------------------------------
                                                    AVE. ANNUAL      TOTAL
               ERV            P           N            TOTAL         RETURN
                                                       RETURN
-------------------------------------------------------------------------------
1 year:     $1,118.40      $1,000.00     1.00         11.84%         11.84%

5 years:    $1,762.80      $1,000.00     5.00         12.01%         76.28%

10 years:   $2,440.40      $1,000.00    10.00          9.33%        144.04%
-------------------------------------------------------------------------------

SEC Standardized Total Returns

Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual

Total Return = ((ERV divided by P) 1/n) - 1

      Total Return = ((ERV - P) divided by P

WHERE: ERV = Ending redeemable value of a hypothetical $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period thereof.)

       P = a hypothetical initial investment of $1,000

       N = number of years

The following table lists the information used to calculate the standardized average annual total return and total return for First Investors High Yield Fund, Inc. (Class B shares) as of December 31, 1997.


-------------------------------------------------------------------------------
                                                       AVE. ANNUAL      TOTAL
                  ERV            P           N            TOTAL         RETURN
                                                          RETURN
-------------------------------------------------------------------------------
1 year:        $1,071.10      $1,000.00     1.00           7.11%          7.11%

Life of Fund:  $1,436.30      $1,000.00     2.97          12.97%         43.63%
-------------------------------------------------------------------------------

NAV Only Total Returns -- Class B Shares

Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual

Total Return = ((ERV divided by P) 1/n) - 1

      Total Return = ((ERV - P) divided by P

WHERE: ERV = Ending redeemable value of a hypothetical $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period thereof.)

       P = a hypothetical initial investment of $1,000

       N = number of years

The following table lists the information used to calculate the standardized average annual total return and total return for First Investors High Yield Fund, Inc. (Class B shares) as of December 31, 1997.


-------------------------------------------------------------------------------
                                                       AVE. ANNUAL      TOTAL
                  ERV            P           N            TOTAL         RETURN
                                                          RETURN
-------------------------------------------------------------------------------
1 year:        $1,111.10      $1,000.00     1.00          11.11%        11.11%

Life of fund:  $1,466.30      $1,000.00     2.97          13.76%        46.63%
-------------------------------------------------------------------------------

Yields for First Investor's Fund are calculated using the following formula:

2(((((a-b)+((cd)-e))+1)-)-1)

Where:

       a = dividends and interest earned during the 30 day period.

       b = expenses accrued for the period (net of reimbursements).

       c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

       d = the maximum offering price per share on the last day of the period.

       e = undeclared earned income.

The following is a list of the information used to calculate the First Investors High Yield Fund, Inc. (Class A shares) as of December 31, 1997.


   a            b              c              d            e          Yield
   -            -              -              -            -          -----
$1,506,563  $211,191      37,613,554        $5.90         $.00        7.11%

Yields for First Investor's Fund are calculated using the following formula:

2(((((a-b)+((cd)-e))+1)-)-1)

Where:

       a = dividends and interest earned during the 30 day period.

       b = expenses accrued for the period (net of reimbursements).

       c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

       d = the maximum offering price per share on the last day of the period.

       e = undeclared earned income.

The following is a list of the information used to calculate the First Investors High Yield Fund, Inc. (Class A shares) as of December 31, 1997.

   a            b              c              d            e          Yield
   -            -              -              -            -          -----
$49,077      $10,693       1,224,566        $5.53        $.00         6.90%

Distribution yields for First Investor's Funds are calculated using the following formula:

             Yield = (a/b)

Where:

       a = dividends declared during the last 12 months.

       b = Maximum offering price per share on the last day of the period.

The following is a list of the information used to calculate the distribution yield for First Investors High Yield Fund, Inc. (Class A shares) as of December 31, 1997.

                               Distribution
         a            b           Yield
         -            -           -----
       $.480        $5.90         8.14%

Distribution yields for First Investor's Funds are calculated using the following formula:

         Yield = (a/b)

Where:

       a = dividends decalred during the last 12 months.

       b = Net asset value per share on the last day of the period.

The following is a list of the information used to calculate the distribution yield for First Investors High Yield Fund, Inc. (Class B shares) as of December 31, 1997.

                                Distribution
         a            b            Yield
         -            -            -----
       $.444        $5.53          8.03%

Distribution yields for First Investor's Fund are calculated using the following formula:

             Yield = (a/b)

Where:

       a = dividends declared during the last 12 months.

       b = Net asset value per share on the last day of the period.

The following is a list of the information used to calculate the distribution yield for First Investors High Yield Fund, Inc. (Class A shares) as of December 31, 1997.

                                     Distribution
           a             b              Yield
           -             -              -----
         $.480         $5.53            8.68%